Exhibit 10.2

Colonial Square Associates

Fort Myers, Florida

ASSIGNMENT OF CONTRACT

This ASSIGNMENT OF CONTRACT (the “Assignment”) is made and entered into this 5th day of November, 2010 by INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Assignor”) and INLAND DIVERSIFIED FORT MYERS COLONIAL SQUARE, L.L.C., a Delaware limited liability company (“Assignee”).

Assignor does hereby sell, assign, transfer, set over and convey unto Assignee all of its right, title and interest as Buyer under that certain Letter Agreement dated as of July 16, 2010, as amended, and entered into by Benderson Development Company, LLC, a New York limited liability company as “Seller” and Assignor, as Purchaser, (collectively, the “Agreement”), to acquire Colonial Square Shopping Center in Fort Myers, Florida (the “Property”).

Assignor does hereby sell, assign, transfer, set over and convey unto Assignee all of its right, title and interest as Purchaser under the Agreement to acquire the Property.

Assignor represents and warrants that it is the Purchaser under the Agreement, and that it has not sold, assigned, transferred, or encumbered such interest in any way to any other person or entity.  By acceptance hereof, Assignee accepts the foregoing Assignment and agrees, from and after the date hereof, to (i) perform all of the obligations of Purchaser under the Agreement, and (ii) indemnify, defend, protect and hold Assignor harmless from and against all claims and liabilities arising under the Agreement.

ASSIGNOR:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:

/s/ Lou Quilici

Name:

Lou Quilici

Title:

Senior Vice President

ASSIGNEE:

INLAND DIVERSIFIED FORT MYERS COLONIAL SQUARE, L.L.C., a Delaware limited liability company

By:

Inland Diversified Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

/s/ Carol M. Hoffman

Name:

Carol M. Hoffman

Title:

Assistant Secretary

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